Exhibit 23

InterTAN, Inc.

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-63090, 33-92286, 33-29055, 333-4344, 333-16105, 333-22011 and 333-32694) of InterTAN, Inc. of our report dated August 26, 2002, appearing in Item 8 of this Annual Report on Form 10-K for the year ended June 30, 2002. We also consent to the incorporation by reference of our report dated August 26, 2002 on the Financial Statement Schedule, which is also included in this Form 10-K.

/S/    PRICEWATERHOUSECOOPERS LLP

Toronto, Canada
September 26, 2002